     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER , 2002
                                                      REGISTRATION NO. 333-97279


================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 1 TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 1ST STEP, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

         Delaware                         7900                  04-3618764
---------------------------------  -------------------     ---------------------
(STATE OR OTHER JURISDICTION            (PRIMARY                 IRS EMPLOYER
OF INCORPORATION OR ORGANIZATION)  STANDARD INDUSTRIAL     IDENTIFICATION NUMBER
                              CLASSIFICATION CODE NUMBER)

                               14759 OXNARD STREET
                           VAN NUYS, CALIFORNIA 91411
                                 (818) 904-9029
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 CORBIN BERNSEN
                               14759 OXNARD STREET
                           VAN NUYS, CALIFORNIA 91411
                                 (818) 904-9029
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER OF
                          AGENT FOR SERVICE OF PROCESS)

                                   Copies to:
                               NIMISH PATEL, ESQ.
                               POLLET & RICHARDSON
                         10900 WILSHIRE BLVD., SUITE 500
                          LOS ANGELES, CALIFORNIA 90024
                                 (310) 208-1182

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

--------------------------- ----------------- ---------------------- ------------------------ ----------------------
                                                   MAXIMUM
   TITLE OF EACH CLASS         AMOUNT TO           AGGREGATE
   OF SECURITIES TO BE             BE              OFFERING             MAXIMUM AGGREGATE            AMOUNT OF
       REGISTERED              REGISTERED      PRICE PER SHARE(1)        OFFERING PRICE          REGISTRATION FEE
--------------------------- ----------------- ---------------------- ------------------------ ----------------------
Common Stock, par value        3,930,000              $.05                  $196,500                  $18.08
$0.001
--------------------------- ----------------- ---------------------- ------------------------ ----------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) to the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHARE THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                    SUBJECT TO COMPLETION, DATED _____, 2002

                                   PROSPECTUS

                              [1ST STEP LOGO HERE]



                        3,930,000 SHARES OF COMMON STOCK



We are registering 3,930,000 shares of our common stock on behalf of our selling shareholders. The offering is being conducted on a best efforts, no minimum basis, for a maximum aggregate offering price of $196,500. There is no public market for these shares prior to this offering. The offering price is $0.05 per share and there is no minimum number of shares that the selling shareholders must sell, and no minimum number of shares that any investor must purchase. The selling shareholders have not received and will not received any discount or commission related to this offering. There will be no escrow account. We will not receive any proceeds from this offering. This offering will terminate on the 90th day following the effectiveness of this registration statement (______, 2003).



INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                  -----------

--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be amended. Our selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

--------------------------------------------------------------------------------

                                 1ST STEP, INC.
                                TABLE OF CONTENTS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as to the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the common stock.
                                                                          PAGE
                                                                          ----


PROSPECTUS SUMMARY...........................................................2
SUMMARY FINANCIAL INFORMATION................................................3
RISK FACTORS.................................................................4
SELLING SECURITYHOLDERS......................................................9
MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION...................14
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS................25
EXECUTIVE COMPENSATION......................................................26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............29
DESCRIPTION OF SECURITIES...................................................30
PLAN OF DISTRIBUTION........................................................31
DETERMINATION OF OFFERING PRICE.............................................32
INTEREST OF NAMED EXPERTS AND COUNSEL.......................................32
INDEX TO FINANCIAL STATEMENTS...............................................34


                               PROSPECTUS SUMMARY

         This summary highlights selected information in this prospectus, but it may not contain all of the information that is important to you. To better understand this offering, and for a more complete description of the offering, you should read this entire prospectus carefully, including the "Risk Factors" section and the financial statements and the notes to those statements, which are included elsewhere in this prospectus.

                                 1ST STEP, INC.

         We are a full service professional introduction agency, which provides entertainers and developers of new entertainment technology with every aspect of management, including career management and guidance, project development, public relations, contract negotiations and marketing. We intend to serve as an introduction service, using our industry connections and contacts to permit promising actors, writers, directors, musicians, and entertainment-related technology entrepreneurs in contract negotiations with our various entertainment industry professional contacts, including television networks, film studios, production companies, record companies, web portals and technology companies. Additionally, we intend to promote our clients through our own network to generate awareness of both specific projects and our clientele overall.

         We intend to generate revenue from two basic sources: (i) consulting fees derived from representation of our clients in the negotiation of contracts and general career consultation; and (ii) participation in the sales and profits of projects, such as scripts and entertainment technology, submitted to entertainment industry professionals generated by our clientele. Our consulting fees will generally be between 5% to 10% of the value of any contract we negotiate on behalf of our clientele, or an hourly rate of $200 per hour for general career advice. We may offer monthly rates for general career services and advice, if there is sufficient client demand for it. We will have various percentages of participation for specific projects, based primarily on the extent of our involvement in the project, the extent of our client's involvement in the project, the amount of financing we have contributed, if any, and projected revenue for the project itself.

                                HOW TO CONTACT US

         Our executive office is located at 14759 Oxnard Street, Van Nuys, California 91411. Our telephone number is (818) 780-8241. Our website is located at: www.firststepinc.com.



                                  THE OFFERING

   Total shares outstanding........................  9,930,000

   Maximum shares being offered by Selling
   Shareholders....................................  3,930,000


   Price per share offered to the public...........  $0.05

   Termination of the offering.....................  The offering will terminate on the 90th day following
                                                     the effectiveness of this
                                                     registration statement
                                                     (______, 2003).

   Use of proceeds from the sale of the shares.....  We will not be receiving any proceeds from this
                                                     offering.



                          SUMMARY FINANCIAL INFORMATION

         The information set forth below from the date of inception, February 8, 2002, to March 31, 2002 is derived from the financial statements included elsewhere in this prospectus. The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this prospectus.



                                                                SEPTEMBER
                                                                 30, 2002
STATEMENT OF OPERATIONS DATA:                                   ----------
Total Assets.................................................   $  59,842
Total Liabilities............................................   $   3,425
Stock Equity.................................................   $  56,417
Revenues.....................................................   $       0
Operating Expenses...........................................   $ 152,821
Basic and Dilution per share.................................   $   (0.01)

                                  RISK FACTORS

AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING DISCUSSION OF THE MATERIAL RISK FACTORS RELATING TO THIS COMPANY AND THIS OFFERING SHOULD BE CONSIDERED CAREFULLY IN EVALUATING 1ST STEP, INC. AND ITS BUSINESS. ALL FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNCERTAIN AS THEY ARE BASED ON CURRENT EXPECTATIONS AND ASSUMPTIONS CONCERNING FUTURE EVENTS OR FUTURE PERFORMANCE OF 1ST STEP, INC.

WE HAVE EXPERIENCED OPERATING LOSSES SINCE OUR INCEPTION AND OUR AUDITORS HAVE INDICATED UNCERTAINTY CONCERNING OUR ABILITY TO CONTINUE OPERATIONS AS A GOING CONCERN.


         We have not earned any regular revenue since our inception and have incurred a net loss of $110,083 through September 30, 2002. Losses are expected to continue for the immediate future. Our independent certified public accountants have noted that we have an accumulated deficit and negative working capital, so our ability to continue as a going concern is dependent upon obtaining additional financing for our planned operations. If we fail to generate enough working capital from our operations or future equity sales, our ability to expand and complete our business plan will be materially affected, and you may lose all or substantially all of your investment.


WE ARE A DEVELOPMENT STAGE COMPANY WITH NO RECORDED REVENUES AND A HISTORY OF LOSSES.

         We were incorporated on February 8, 2002, and have no operating history. This makes it difficult to evaluate our future performance and prospects. We have not yet generated any revenues for our consulting activities. Our prospectus must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition.

WE DO NOT HAVE ANY CLIENTS YET, AND OUR INABILITY TO SECURE HIGH-QUALITY CLIENTS AND CLIENT CONTRACTS MAY MATERIALLY ADVERSELY EFFECT OUR FINANCIAL POSITION AND OUR ABILITY TO DO BUSINESS.

         Our success will be affected by our ability to attract and develop promising new entertainment talent, and to expand our talent agency operations so as to represent both a substantial number of current and future entertainers and producers with high earning and marketing potential. Our business relies on the revenue we will derive from any management agreements we form and execute with entertainers and producers. Success and the ability to generate steady income in the entertainment industry is rare in comparison with other industries, and we must generate a large, high-quality clientele base in the near future to generate revenues. We may not be able to attract the quality and number of clients needed to achieve and sustain profitable operations. Our failure to attract and retain such clients may materially adversely impact our financial position and our ability to conduct our business.

OUR SUCCESS WILL DEPEND ENTIRELY ON THE SUCCESS OF OUR CLIENTS, AND OUR FAILURE TO PROMOTE OR MAINTAIN THE CAREERS OF OUR CLIENTELE MAY MATERIALLY ADVERSELY IMPACT OUR FINANCIAL POSITION.

         Our revenues are derived in part from a specified percentage of the income generated by our clients, and our clients will face intense competition in achieving success and steady income generation. As a result, our revenues may be subject to wide fluctuations, in most cases due to circumstances beyond our control. If we are unable to promote or the careers of our clientele or negotiate a sale of a technology product, it may adversely impact our financial position and our results of operations.

WE ARE A CONSULTING COMPANY WITH NO EXPERIENCE IN THE MARKET, AND OUR INABILITY TO COMPENSATE FOR THIS INEXPERIENCE MAY ADVERSELY IMPACT OUR FINANCIAL POSITION.


         We are a consulting company in a highly competitive industry with no substantial tangible assets and a short history of operations. Our management has no significant experience in operating a consulting business. Additionally, our business is subject to the inherent risks associated with starting a new business. We face numerous challenges in the pursuit of our business strategy, including:

         o our business model and strategy are still evolving and are continually being reviewed and revised;
         o we may not be able to raise the capital required to commence operations and develop our initial client base and reputation;
         o we may not be able to successfully implement our business model and strategy; and
         o    our management has not worked together for very long.

We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in our company will decline.


WE WILL NEED ADDITIONAL FINANCING TO FULLY IMPLEMENT OUR BUSINESS PLAN, AND IF WE FAIL TO OBTAIN ADDITIONAL FUNDING WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

         We will need to raise additional capital to implement fully our business plan and establish adequate operations. We cannot assure you that we will be able to recover additional public or private financing, including debt or equity financing, as needed, or, if available, on terms favorable to us. Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

WE INTEND TO IMPLEMENT A BUSINESS PLAN IN WHICH A PORTION OF OUR REVENUE WILL BE USED TO PURCHASE EQUITY INTERESTS IN SCRIPTS OR ENTERTAINMENT TECHNOLOGY, WHICH RESULTS IN A LESS-ASSURED REVENUE STREAM THAN REVENUE DERIVED SOLELY FROM MONTHLY RETAINER PAYMENTS. IF WE INVEST IN TECHNOLOGY OR SCRIPTS WHICH CANNOT BE SOLD EITHER TO THE ENTERTAINMENT INDUSTRY OR DIRECTLY TO THE PUBLIC, WE MAY EXPERIENCE A MATERIAL ADVERSE EFFECT TO OUR FINANCIAL POSITION AND RESULTS OF OPERATIONS.

         Between the ninth and twelfth months of operation, we intend to begin implementing the direct investment portion of our business plan, and will seek out screen projects and technology to invest in directly, rather than act as a finder. This is a more aggressive investment, and will result in a less-assured stream of revenue than monthly retainers from our clients or finder's fees for locating investors. If we invest in projects or technology which cannot be sold either to the industry or directly to the public, either for lack of interest or an abundance of competing alternatives, we may lose any funds invested, which may result in a material adverse impact on our financial position and results of operations.

OUR SUCCESS DEPENDS A LARGE PART ON OUR ABILITY TO ATTRACT AND RETAIN OR HIRE KEY PERSONNEL, WHICH WE MAY OR MAY NOT BE ABLE TO DO.

         To operate successfully and manage our potential future growth, we must attract and retain highly qualified key artists as clients, which will require us to attract and retain individuals with extensive connections within the entertainment representation and/or entertainment technology industries. We face intense competition for qualified personnel in these areas, and we cannot assure you that we will be able to attract and retain qualified personnel. Our success depends largely on the skills, experience and reputation of our president, Corbin Bernsen, and our director, Shaun Edwardes. The loss or unavailability of either Mr. Edwardes or Mr. Bernsen for any significant period of time could have a material adverse effect on our business, prospects, financial condition and results of operations. We do not have any employment agreements with any of our officers, directors or employees.

OUR PROFITABILITY WILL FLUCTUATE DEPENDING ON THE PAYMENT SCHEDULE FOR OUR CLIENTS, AS WE WILL BE PAID ONLY WHEN OUR CLIENTS ARE PAID. WE MAY ENTER INTO TRANSACTIONS IN WHICH BOTH WE AND OUR CLIENT WILL BE COMPENSATED ON A CONTINGENCY BASIS FOR THE PURCHASE OR USE OF THE CLIENT'S PRODUCT OR TALENT, WHICH MAY ADVERSELY IMPACT OUR QUARTERLY EARNINGS AND RESULT IN UNPREDICTABLE CASH FLOW. AS A RESULT, FINANCIAL FORECASTING BASED ON OUR REVENUE STREAM IS DIFFICULT, AND WE MAY BE UNABLE TO MEET THE PREDICTIONS OF MARKET ANALYSTS AND INVESTORS. BOTH OUR INABILITY TO MEET FORECASTED PREDICTIONS AND THE TENDENCY OF INVESTORS TO TRADE BASED ON PREDICTED REVENUE STREAM MAY ADVERSELY AFFECT OUR COMMON STOCK TRADING PRICE AS WELL AS OUR RESULTS OF OPERATIONS AND CASH FLOW.

         Our clients may enter into contracts for their products or talents, pursuant to which they may be paid after some contingency or event occurs, such as payment for an entertainer upon entering production, rather than upon contracting, or payment for a technological device upon the completion of testing and successful integration, rather than upon introduction. In these instances, our fees generated by our introduction will be subject to the same contingencies. As a result, our revenues may fluctuate from quarter to quarter, and, in some cases, may not be collectable if the contingency does not occur, or occurs later than anticipated. The absence of non-contingent contracts and the need for new clients create an uncertain and uneven revenue stream, which could negatively affect our financial condition, specifically our results of operations and cash flow.

         You should not rely on the results of any one quarter as an indication of our future performance. If in some future quarter our results of operations were to fall below the expectations of securities analysts and investors, the trading price of our common stock would likely decline.


THE COMPETITION IN THE ENTERTAINMENT INDUSTRY IS INTENSE, AND WE MAY BE UNABLE TO GAIN A COMPETITIVE POSITION IN THE MARKETPLACE. IF OTHER COMPANIES WITH GREATER RESOURCES DECIDE TO COMPETE IN OUR MARKET NICHE, IT MAY LEAD TO A REDUCTION IN OUR REVENUES AND MARKET SHARE, WHICH MAY HAVE A MATERIAL ADVERSE IMPACT ON OUR OPERATIONS AND FINANCIAL POSITION.

         The entertainment industry is intensely competitive. Although no current companies offer the type of introduction service we intend to provide, we will compete with numerous individuals and companies who provide general talent representation services, including many major production companies and agencies, which have substantially greater technical, financial, and operational resources, as well as greater brand name recognition, all of which they may use to their advantages to capture significant market share. These include ICM, William Morris and CAA. There is also a high degree of competition for desirable projects, artists, and authored works, as well as for access to funds. Should these companies choose to compete with us, we may experience significant price erosion, reduced revenue, lower margins or loss of market share, any of which would significantly harm our business and our financial condition. See our discussion in "Business - Competition."


SINCE OUR COMMON STOCK HAS NEVER BEEN TRADED, PRICES FOR THE COMMON STOCK MAY DECLINE AFTER THE OFFERING.

         There is no public market for our common stock and we cannot assure you that a market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all. Neither we nor our selling shareholders have engaged an underwriter for this offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities. If a market should develop, the price may be highly volatile. In addition, an active trading market for our common stock may not develop or be sustained.

OUR COMPANY NAME IS SIMILAR TO OTHER COMPANIES, WHICH ARE CURRENTLY OPERATING IN THE GEOGRAPHICAL LOCATIONS IN WHICH WE INTEND TO OPERATE, AND USE OF "1ST STEP" MAY INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF THESE COMPANIES. AS A RESULT, WE MAY BE FORCED TO ENGAGE IN COSTLY LITIGATION AND, IF WE ARE NOT SUCCESSFUL, MAY BE REQUIRED TO PAY SUBSTANTIAL DAMAGES AND PROHIBIT US FROM DOING BUSINESS IN OUR PREFERRED JURISDICTIONS, WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS AND FINANCIAL POSITION.

         We cannot be certain that our name use does not infringe upon the intellectual property rights of others. Priority and enforceability of intellectual property rights can be difficult to verify. If we violate third-party proprietary rights, we cannot assure you that we would be able to arrange licensing agreements or other satisfactory resolutions on commercially reasonable terms, if at all. Any claims, made either by us or against us, relating to the infringement of third-party propriety rights could result in the expenditure of significant financial and managerial resources and injunctions preventing us from providing services. Such claims could severely harm our operations and ability to compete, particularly if our name becomes recognizable in the entertainment industry, as well as harm our financial position.

WE INTEND TO ENGAGE IN THE MARKETING AND SALE OF TECHNOLOGY RELATING TO THE ENTERTAINMENT INDUSTRY, SOME OF WHICH MAY NOT BE PROTECTED INTELLECTUAL PROPERTY, AND SOME OF WHICH MAY BE SUBJECT TO CLAIMS THAT WE, OR TECHNOLOGIES REPRESENTED BY US, EITHER INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY, OR ARE BEING INFRINGED UPON BY A THIRD PARTY'S USE OF TECHNOLOGY SUBJECT TO OUR INTELLECTUAL PROPERTY RIGHTS. AS A RESULT, WE MAY BE FORCED TO ENGAGE IN COSTLY LITIGATION AND, IF WE ARE NOT SUCCESSFUL, MAY BE REQUIRED TO PAY SUBSTANTIAL DAMAGES AND PROHIBIT US FROM DOING BUSINESS IN OUR PREFERRED JURISDICTIONS, WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS AND FINANCIAL POSITION.


         Although we intend to enter into indemnification agreements with all clients to ensure that their technology or project is not infringing on the intellectual property rights of others, we may be subject to legal proceedings and claims from time to time in the ordinary course of our business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties, relating to both our business and technologies which are being developed and/or represented by us. In the event that it is determined that either we are infringing on a third party's intellectual property rights, or they are infringing on ours, could result in the expenditure of significant financial and managerial resources and injunctions preventing us from providing services. Such claims could severely harm our operations and ability to compete, particularly if our name becomes recognizable in the entertainment industry, as well as harm our financial position.

WE DO NOT INTEND TO PAY DIVIDENDS TO OUR STOCKHOLDERS, SO YOU WILL NOT RECEIVE ANY RETURN ON YOUR INVESTMENT IN OUR COMPANY PRIOR TO SELLING YOUR INTEREST IN 1ST STEP.

         We have never paid any dividends to our stockholders. We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future. If we determine that we will pay dividends to the holders of our common stock, we cannot assure that such dividends will be paid on a timely basis. As a result, you will not receive any return on your investment prior to selling your shares in 1st Step.

APPLICABILITY OF "PENNY STOCK RULES" TO BROKER-DEALER SALES OF OUR COMMON STOCK COULD HAVE A NEGATIVE EFFECT ON THE LIQUIDITY AND MARKET PRICE OF OUR COMMON STOCK.

         Our common stock is not listed on any trading system, nor is it quoted on any exchange or on NASDAQ, and no other exemptions currently apply. Therefore, the SEC "penny stock" rules govern the trading in our common stock. These rules require, among other things, that any broker engaging in a transaction in our securities provide its customers with the following:

         o    a risk disclosure document,
         o    disclosure of market quotations, if any,
         o disclosure of the compensation of the broker and its salespersons in the transaction, and
         o monthly account statements showing the market values of our securities held in the customer's accounts.

         Broker-dealers trading in these securities must provide the bid and offer quotations and compensation information in the customer's confirmation before effecting the transaction, provide a written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that is subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling their shares because our common stock will likely be subject to the penny stock rules. In addition, we do not prepare the information supplied by the broker-dealer to its customer prepares the information provided to the broker's customer. As a result, we cannot assure you that such information is accurate, complete or current.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks described in "Risk factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

                              SELLING SHAREHOLDERS

         The following table provides certain information with respect to the selling shareholders' beneficial ownership of common stock as of July 15, 2002 and as adjusted to give effect to the sale of all of the shares in the offering. None of the selling shareholders currently is an affiliate of 1st Step and none has had a material relationship with 1st Step during the past three years. See "Plan of Distribution." The selling shareholders possess sole voting and investment power with respect to the securities shown.


                                                                                       NUMBER OF SHARES
                                                                                       BENEFICIALLY OWNED AFTER
                                       NUMBER OF SHARES                                OFFERING(1)
                                       BENEFICIALLY                                    -------------------------------
                                       OWNED BEFORE            NUMBER OF SHARES        NUMBER OF
NAME                                   OFFERING                BEING OFFERED           SHARES          PERCENTAGE
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Christopher Ian Hui                    100,000                 100,000                 0               *
Flat B, 8/F Tower 5, Island
Harbourview, Kowloon, Hong Kong
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Holly M. Gord                          100,000                 100,000                 0               *
925 Montgomery Dr.
Hermosa Beach, CA 90254
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Min Liu                                100,000                 100,000                 0               *
1835 Coachwood Ct.
Hacienda Heights, CA  91745
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Habib Rawjee Trust                     100,000                 100,000                 0               *
825 S. Beverly Glen Blvd.
Los Angeles, CA 90024
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Saima Khan Ali (2)                     160,000                 160,000                 0               *
1233 San Vicente Blvd.
Santa Monica, CA 90402
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Mei-Ling Wang                          200,000                 200,000                 0               *
2432 Palm Dr.
Hermosa Beach, CA 90254
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Noreen Khan (2)                        60,000                  60,000                  0               *
1233 San Vicente Blvd.
Santa Monica, CA 90402
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Alia S. Khan (2)                       30,000                  30,000                  0               *
1233 San Vicente Blvd.
Santa Monica, CA 90402
-------------------------------------- ----------------------- ----------------------- --------------- ---------------

                                       9

-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Jiun-Shyan Chen & Hway Jung Young      200,000                 200,000                 0               *
3650 Foxana Drive
Iowa City, IA 52246
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Alexander Zaks                         300,000                 300,000                 0               *
15656 Crownridge Place
Sherman Oaks, CA 91403
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Dr. Sana Khan cf Sameer Khan Ugma (3)  140,000                 140,000                 0               *
4944 E. Crescent Dr.
Anaheim, CA 92807
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Dr. Sana Khan cf Saman Khan Ugma (3)   140,000                 140,000                 0               *
4944 E. Crescent Dr.
Anaheim, CA 928
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Safura Khan (3)                        140,000                 140,000                 0               *
4944 E. Crescent Dr.
Anaheim, CA 928
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Ghazala Ahmed                          40,000                  40,000                  0               *
8295 E. Brookdale Ln.
Anaheim, CA 92807
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Dr. Sana Khan (3)                      140,000                 140,000                 0               *
4944 E. Crescent Dr.
Anaheim, CA 928
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Harlan Chang                           100,000                 100,000                 0               *
1346 Oxford Road
San Marino, CA 91108
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Johnny T. Lui                          100,000                 100,000                 0               *
2421 El Capitan Ave.
Arcadia, CA 91006-5114
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Bruce Combe                            200,000                 200,000                 0               *
1739 W. Kiowa Ave.
Mesa, AZ 85202
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Mark D. Jordan                         100,000                 100,000                 0               *
4801 Lido Sands Dr.
Newport Beach, CA 92663
-------------------------------------- ----------------------- ----------------------- --------------- ---------------


                                       10

-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Frank Lin                              100,000                 100,000                 0               *
655 W. Lemon Ave.
Arcadia, CA 91007
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Salman Ebrahim (4)                     40,000                  40,000                  0               *
26 Victoria Crest
Brawpton, Ontario
Canada L6T IE5
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Maryam Ebrahim (4)                     40,000                  40,000                  0               *
26 Victoria Crest
Brawpton, Ontario
Canada L6T IE5
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Ali Ebrahim (4)                        100,000                 100,000                 0               *
26 Victoria Crest
Brawpton, Ontario
Canada L6T IE5
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Vicki Matshshita                       100,000                 100,000                 0               *
3267 N. Knoll Dr.
Los Angeles, CA 90068
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Tina Cheng                             100,000                 100,000                 0               *
1370 E. Orange Blvd. Apt. 14
Pasadena, CA 91104
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Tina Chiu                              100,000                 100,000                 0               *
1864 South Pine Street
San Gabriel, CA 91176
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Ping Che Tang                          100,000                 100,000                 0               *
D41 Saiwan Terrace
King's Road, Hong Kong
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Hay Yuk-Hau (5)                        200,000                 200,000                 0               *
2876 Shakespeare Dr.
San Marino, CA 91108
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Nizar Jiwa                             100,000                 100,000                 0               *
7215 Tessa Lakes Court
Sugar Land, Texas 77478
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Dr. Arman A. Jafar                     100,000                 100,000                 0               *
15200 S.W. Freeway Suite 300
Sugar Land, Texas 77478
-------------------------------------- ----------------------- ----------------------- --------------- ---------------


                                       11

-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Celina Charania                        100,000                 100,000                 0               *
3222 Deer Creek Dr.
Sugar Land, TX 77478
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Abid Bhimani                           100,000                 100,000                 0               *
2525 Old Farm Road #2318
Houston, TX 77063
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Shuaib Bombaywala                      100,000                 100,000                 0               *
11 Swan Lane
Sugar Land, TX 77479
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
Nazim Thawer                           100,000                 100,000                 0               *
3615 Rio Oaks Ave.
Houston, TX 77068
-------------------------------------- ----------------------- ----------------------- --------------- ---------------
TOTAL                                  3,930,000               3,930,000

-------------------------------------- ----------------------- -----------------------


---------

    (1) Assumes that all shares being offered pursuant to this prospectus will be resold by the selling shareholders and none will be held by the selling shareholders for their own accounts.


    (2)  All members of the same immediate family.

    (3)  All members of the same immediate family.

    (4)  All members of the same immediate family.

    (5)  Ms. Yuk-Hau is an immediate family member of our director, Mr. Cheung.

    *    - Indicates less than 1% held.



                                 DIVIDEND POLICY

         We have never declared or paid any cash dividends on our capital stock. We currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future.

                                    DILUTION

         Dilution per share to new investors represents the difference between the amount per share paid by purchasers of our common stock in this offering and the pro forma net tangible book value per share of common stock immediately after completion of this offering.


         Our net tangible book value before taking this offering into consideration at September 30, 2002, was $ 56,417 or $.006 per share of common stock. The "net tangible book value" represents the amount of the total tangible assets less the total liabilities of 1st Step as of September 30, 2002. Our net tangible book value per share represents the net tangible book value of 1st Step divided by the total number of shares of common stock outstanding as of September 30, 2002.


         As we are not receiving any proceeds of this offering, and none of the shares offered in this prospectus are being offered at a price higher than the value paid by the selling shareholders at the time of purchase, we do not anticipate any dilutive effect in connection with this offering.

         Dilution may occur in the future due to any contracts we may enter into with third party entities for consulting or other services. Should any additional common stock shares be issued for consulting or other services, you may, after the closing of this offering, experience dilution to your investment in 1st Step, Inc.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

         You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" on page 3 and elsewhere in this prospectus.

PLAN OF OPERATION

         During the course of the next twelve months, we plan to focus on acquiring clients and developing our brand name within the entertainment industry. We anticipate the following expenditures over the next year. $1000 per month on maintaining our business, including rent and general administrative costs, $500 on client development, which includes entertainment and travel, $25,000 on options and acquisitions of scripts and entertainment technology, which includes $25,000 already expended in this fiscal year to purchase an option on four scripts owned by Mr. Bernsen. This option entitles us to seek financing for each and all of the scripts by selling the script or scripts to independent producers or studios. If we are successful in negotiating a deal to produce a script, we will exercise the option for that script, at which point Mr. Bernsen is entitled to 2.5% of the pre-shooting budget, and all right and title to the script is transferred to us. We will receive a separately negotiated fee for whatever rights we choose to transfer. Our option expires February 15, 2003. For further discussion of our standard option agreements and material terms, please refer to our discussion in "Description of Business - Representation of Entertainers - Options."

         We anticipate spending $10,000 to prepare and market our existing clients. This may entail creating an electronic presentation of our clients' project or marketed talent (typically on CD or on-line), distributing these presentations to the appropriate industry parties, introducing our clients to related industry decision-makers, and making personal presentations on behalf of our clients to prospective interested parties. We do not anticipate any other material costs for the next twelve months, and we do not anticipate any material costs related to marketing our company, as this will be conducted almost exclusively through telemarketing and word-of-mouth.


         We currently have enough cash to satisfy our financial requirements until February 2003, and have generated income of $ 43,538 since our inception from operations. If we are unable to generate enough capital through our operations and/ or other financing transactions to fully fund our plan of operations, we intend to fund our business maintenance first ($1000), and all remaining funding will be allocated to preparing and marketing our existing clients ($10,000). Any new funds will be allocated to client development. If we determine that we need additional funding for the remainder of the next twelve months, and our revenues are not sufficient to satisfy our funding requirements after February 2003, we intend to meet our funding needs by conducting either public or private offerings of equity securities.


         During the first twelve months, we intend to focus our efforts on creating an awareness within the entertainment industry of our business. We intend to market our business by conducting an aggressive telemarketing strategy, drawing on our extensive relationships in the entertainment industry and generally making them aware of the services we provide. We also intend to build upon our database through referrals from our existing contacts. After our initial marketing campaign, we anticipate that further marketing of our company will be conducted almost exclusively through word-of-mouth. During the ninth to twelfth months of our first year, we also intend to start identifying some key "anchor" clients, which we define as individuals and companies that show promise but require our services to move further, and clients that we determine are likely to generate recurring revenues for at least two years. We intend to derive our anchor clients from our pool of industry referrals and relationships. Following that, we anticipate using our anchor clients to generate sufficient revenue to maintain our operating expenses, and pursue an additional business strategy of direct equity investment in entertainment technology and scripts. These clients will only generate a portion of our future business plan, and will have a higher level of risk associated with them as they require successful development for us to generate revenue.


         We are also developing a proprietary web based resume service for the entertainment community, from which we intend to derive our initial source of income, and will remain a staple of our business thereafter. This will be called ECV kit. (Electronic Curriculum Vitae Kit), and is further described in our "Business-In House Multi-Media-ECV Kit" discussion.

         Our specific plan of operations for our first fiscal year is based primarily on the aggregation of clients and intellectual properties, and developing a network of industry contacts for our client base. We also intend to position and market our company and our clientele through our officers' and directors' personal networks. Finally, we anticipate entering into agreements with clients, and co-marketing agreements. We anticipate generating revenue on or about February 2003. Our plan until that date is to use our current funds in the following manner:

         NOVEMBER 2002: Conceptually develop ECV kit. Meet with key industry potential users to define product and needs of users. Develop revenue model, and technical roadmap and timeline.

         DECEMBER 2002:Design ECV kit's customer interface, working alongside key industry clients.

         JANUARY - FEBRUARY 2003: Develop back end for ECV kit, to include database engine and streaming capabilities. This will entail identifying best streaming and hosting partner. Complete and beta test ECV kit. Populate database with talent. This will initially entail giving the service away for free and then move into a subscription based model. Agents and managers will be approached to use the resource, and market the product.
         Begin representation of clients to industry, and place optioned properties with studios and networks, revenues expected.

         FEBRUARY 2003: Subscription revenue model will be implemented for ECV. Begin generating revenues.

         Beginning February 2003, we will be marketing our clients and our proprietary industry database (ECV). We also intend to license ECV to other industries where it may be appropriate, and even consider the sale of the platform to an entity that has the capital resources to scale the service on a mass basis. We anticipate that our optioned scripts and screenplays will be in a revenue generating position due to successful placement with a studio or network.

         We may consider hiring a full-time administrative assistant during the next year, should we determine this is necessary. However, no additional employees are required at this time to implement our plan of operations.

RESULTS OF OPERATIONS

         As we have not yet completed two full fiscal quarters, we cannot make any comparisons regarding past performance.


         FEBRUARY 8, 2002 TO SEPTEMBER 30, 2002
         --------------------------------------

         The following table presents, certain selected financial data for the period February 8, 2002 (inception) to September 30, 2002:


         Net Revenue                                                  $       0
         Operating expense                                            $ 152,821
         Loss before income tax                                       $ 109,283
         Provision for income tax                                     $     800
         -----------------------------------------------------------------------
          Net loss                                                    $(110,083)

         NET REVENUE
         -----------

         We are a development stage company. We have not generated any revenue from inception through September 30, 2002 due to the fact that we have not yet established our clientele.

         OPERATING EXPENSES
         ------------------

         Operating expenses from inception through September 30, 2002, comprised of professional fees (including accounting and legal fess) of $ 19,147, script option rights purchased from Mr. Bernsen for $25,000, Business development expenses of $40,000, consulting expenses of $64,428 and miscellaneous charges of $4,246.

         LOSS BEFORE INCOME TAX
         ----------------------

         We had a loss before income tax for the period from from inception through September 30, 2002, of $109,283.

         NET LOSS AFTER INCOME TAX
         -------------------------

         We had a net loss after tax in the period from from inception through September 30, 2002 of $110,083 or $0.01 a share of common stock, after recording of income tax of $800.

LIQUIDITY AND CAPITAL RESOURCES

         We are not engaged in a capital-intensive business. Our costs are primarily incurred by the consultant fees and business development costs, travel and entertainment related to our business operations, and business overhead normal to a service business. We have generated $196,500 as of April 30, 2002 through the private sales of restricted common stock to 32 accredited investors, $40,000 in other consulting income from Van Nuys Studios, Inc., with whom we have shareholders beneficially owning 5% or more interest in our companies in common, and $3,538 as other consulting income from non-related entitiesas of September 2002.

         We believe that our current funding will be adequate to cover our costs and expenses through February 2003. We have not incurred any debt outside of the $50,000 cost of this offering, and do not anticipate incurring any in the foreseeable future. Additional funding needs will be generated by future equity sales, both public and private.

         TRENDS AND UNCERTAINTIES
         ------------------------

         As discussed in our risk factors, we are engaged in a highly competitive environment. A continued slowness in the economy, as a result of terrorist attacks, market decline, actual and threatened war, or a combination thereof appears to have resulted in a general reduction in production in the film industry, primarily as a result of a reluctance to produce features abroad, which has increased production costs. Additionally, difficulties in the large media companies, including AOL-Time Warner and Vivendi, have resulted in general cut-backs in the entertainment divisions. Both of these factors have contributed to a reduction in the number of artists these companies and record labels have been willing to invest in, and lower budgets for the artists they have invested in. As a result, the agents and producers to whom we market our clientele may be unwilling to risk investing in new talent.

         New technology, such as the ability of individuals to burn their own CD's, rather than purchase new CD's, has reduced the amount of revenue artists receive for their work. This may affect our revenue stream in projects in which we receive a percentage of the artist's revenue.

         With respect to our entertainment technology, the current climate for investment in technology is not very conducive to rapid sales. Although we will only work with clients who have actual "hard" technology, rather than the service and advertisement-based web pages that typified the majority of the "dot com" industry, we may experience some residual effect of the current investment climate.


                             DESCRIPTION OF BUSINESS

         We were incorporated in the State of Delaware on February 8, 2002. We are a full service professional representation agency which provides entertainers and creators of new entertainment technology with every aspect of management, including career management and guidance, project development, public relations, contract negotiations, marketing and endorsements, and financing as required. We are currently doing business as 1st Step Media in California, to prevent confusion with another company operating as 1st Step in that state. Although we have not yet trademarked our name, we may consider applying for a trademark for the "1st Step" and /or "1st Step Media" trade names to prevent claims of intellectual property infringement.


BUSINESS STRATEGY

         The vast majority of project development in any aspect of the entertainment industry, including acting, recording and writing, is generated exclusively by introduction to "insiders" within the industry. Most individuals entering the entertainment industry have no knowledge of who the "insiders" are, or how to generate any level of contact with these individuals. Entertainment-related technology is also subject to "insider" contacts within the industry, and is generally only developed and submitted for broad or mass public use once industry "insiders" are both made aware of the technology, and presented information regarding the technology in a favorable or acceptable manner.

         We have generally created a structure in which we allow talented entertainers and entertainment technology developers to exchange information with insiders in the entertainment industry. Should such information result in a contract between these individuals, we earn a fee. We may also generate additional fees from our participation in projects resulting from these contracts, and any fees generated from financing we have supplied by introducing our clients to third-party investors.

         Although we do not intend or anticipate directing an offering of our services through the Internet, we do intend to use our website to accurately reflect our business and describe the services we offer. The website will also contain information to contact us in order to discuss our services further. We do not intend or anticipate conducting any offering of our securities through the Internet, including our website, in the foreseeable future.

REPRESENTATION OF ENTERTAINERS

         In the entertainment industry, the vast majority of work is obtained by knowing the insiders who represent quality casting projects and productions. Most "lay" people do not have access to these projects and productions, primarily because they do not know who actually does have access to these projects, and, if they do know who has access, they cannot gain access themselves to those key individuals. One of our company's founders, Mr. Corbin Bernsen, is a well-known industry insider. Mr. Bernsen has had a long and established career in the entertainment industry, including starring as the flamboyant attorney Arnie Becker in the hit TV series, LA LAW, and Roger Dorn in the MAJOR LEAGUE movies. We intend to use the vast industry contacts held by Mr. Bernsen to introduce entertainers, including actors, vocalists, musicians, and scriptwriters, to the individuals who can develop the careers of our clientele. These individuals include top ranking agents and casting directors, as well as music industry professionals and studios. Mr. Shaun Edwardes, a director and co-founder of 1st Step, also has extensive experience with artist development and maintains various contacts throughout the industry. He has represented artists with major record labels, such as Universal and Sony, and has managed major-label recording artists and projects, such as David Lynch's Grammy
(TM)-winning soundtrack to TWIN PEAKS and Julee Cruise.


         We do not intend to represent our clientele as agents directly, nor do we intend to manage their careers. We intend to act solely as an introduction service, selecting talent we view as promising and noteworthy, and introducing them to the industry insiders, including agents and managers. While these agents and managers do not take unsolicited meetings or clientele, we will meet with such prospective talent. When we determine that a prospective client is a promising talent, we will take on that individual as a client, and use our contacts throughout the entertainment industry, both in Los Angeles and in New York, to aggressively "shop" the entertainer or technology to appropriate industry professionals. Our recommendation will provide the necessary introduction to this select group of professionals, making it possible for our clientele to advance in the industry. In exchange for our introduction, we will receive a negotiated percentage from our client's future earnings for a specified number of years, and will generally not exceed five years. We intend to offer our services primarily in Los Angeles, and intend to maintain only the LA office for the foreseeable future. We may, however, draw clients from anywhere in the country or abroad, as the marketing of our business has been and will be conducted primarily through word-of-mouth and referrals.

         We also intend to introduce clients who have written scripts to individuals who can assist them with producing the script. We will help clients revise scripts in order to make it presentable and "promotable." We may also assist clients by introducing them to relevant agents and studios with whom we have relationships. If a third party expresses interest in financing the script, we may assist the client by introducing the client to the third party, allowing the third party to invest capital in the script, which would be used to further develop the script, get commitments from other potential actors and directors to the script, create story boards, and possibly create a short video presentation. In exchange for an interest in the script, investors will be entitled to a portion of the sale price when the script is sold, or an option to purchase the script outright.

         We intend to generate revenue through consulting fees derived from representation of our clients in the negotiation of contracts, as well as general career consultation. Our consulting fees will generally be between 5% to 10% of the value of any contract with talent agencies we negotiate on behalf of our clientele. We also intend to provide general career advice and consultation for an hourly rate of $200. We may also offer monthly rates for general career services and advice, if there is sufficient client demand for it. Our representation contracts will grant us rights to "shop" our talent to various talent agencies exclusively for a minimum period of six months. Our career advice services will be paid for individually, or on a monthly basis, depending on the type and extent of counseling our clients require. All agreements will include a retainer ranging from 5%, for individual talent representation, to 25%, for the development of projects, such as scripts and television shows.

         OPTIONS

         We intend to generate revenue based on our purchase of options in scripts or screenplays, which will have terms based on the industry standard option agreement. Standard industry terms generally provide for us, as optioner, to pay a certain amount of money to the script writer or owner, the optionee, in exchange for which we are granted a limited period of time, generally a year, in which to sell the script or project to an independent producer or studio. We have limited the amount we will pay for any option to no more than $5,000. Upon such sale, we then exercise the option, which requires a payment of 2.5% of the pre-shooting film budget to be paid to the optionee, which we take into consideration in our sale negotiations. All rights and ownership in the script then pass to us, and we are paid a separately negotiated fee by the producer or studio for whatever rights we choose to transfer. On February 15, 2002, we purchased an option from Mr. Bernsen for $25,000, for which we were granted a 12-month option to purchase five screenplays that he owns.

REPRESENTATION OF ENTERTAINMENT TECHNOLOGY DEVELOPERS

         The entertainment technology industry is slightly different from the entertainment talent industry. Technology solutions are being considered and adopted by every kind of new media companies. The entertainment industry is dominated by large entertainment conglomerates, such as Vivendi/Universal, Sony and Disney, who specialize in entertainment content. Although they have previously experimented with development technology to distribute this content, the low success rate and high expense of this venture has been widely reported throughout the industry. We believe these companies are now actively seeking outside technology developers with greater competency to deliver their content, leaving these companies to focus on their core businesses.

         We intend to represent these niche technology developers. The entertainment technology industry does not rely directly on agent representation, but does require significant industry contacts. As with the entertainment industry, entertainment technology industry professionals rarely accept unsolicited interviews or meetings. Mr. Edwardes has extensive contacts in the entertainment/media industry, and will draw on current relationships and develop additional associations to provide introductions for current clients and to secure clients who are seeking introductions for their technologies into the large media companies. Mr. Edwardes's experience includes arranging content for broadcast.com (now owned by Yahoo!), a company developed to stream live events over the Internet. He also has significant experience with technology companies such as Voxsurf Ltd., a wireless technology company, and has extensive contacts within the software industry.

         We intend to focus on digital distribution and digital entertainment management, which we believe is the future of the entertainment technology industry. We will review both solicited and unsolicited software and technologies, and, once we determine a particular software program or technology is both viable and promising, we will use our contacts to introduce our clientele to the appropriate industry professional.

         We intend to generate revenue through participation in the sales and profits of projects submitted to entertainment industry professionals generated by our clientele. If the technology is sold directly to the industry, we intend to take a percentage of the sale price, generally between 5% and 10%. Although we do not intend to assist in financing or representing technology requiring additional research and development expenses, some projects may require additional financing in order to prepare the technology for sale. If additional investment is required, and our business evaluation of the technology has determined that the project is worth such investment, we may assist the original developer in procuring additional outside financing for a finder's fee of no more than 10% of the financing procured. In any event, our primary purpose is to introduce our projects to individuals with capital in exchange for a fixed fee or for a portion of the sale price, but not to finance the project ourselves.

         We may also determine that a particular technology is best marketed directly to the public, rather than to the entertainment industry. In these circumstances, we will generate revenue by taking a direct percentage, ranging from 5% to 10%, of the revenue generated by the technology. Our percentage will increase if we have also assisted in procuring additional financing, to include our finder's fee. Our revenue term will vary based on the type of technology and the speed with which the particular type of technology is generally considered to become obsolete, but will generally range between one and three years.

         We intend to derive the majority of our technology-based revenue on non-financed technology sold directly to the entertainment industry.

IN-HOUSE MULTI-MEDIA

         We are also developing an in-house multi-media division to create publicity packages for our clients for submission to prospective agents, managers and technology professionals, which will assist with "packaging" our clients in order to best present them to industry professionals. This will enable us to present our client's technology in the most professional format possible, to increase the likelihood of acceptance by the relevant industry professional. This division may also provide ongoing revenue, as we may also use it to provide our corporate packaging services to outside industries.

         We have entered into an agreement with Mr. Erik Espera, a graphic designer with six years of experience in multi-media production. His past experience includes work with video and film production, post production, broadcast design, CD-ROM content, website design and streaming media production. Mr. Espera's previous clients include the California Department of Justice, United Paramount Network (UPN), HGTV, SoftNet, Edmunds Entertainment, Project Angelfood, and the California State Lottery. Erik was a co-founder of Nerve Media, Inc., doing business as Nurv Media, a new media company which integrated streaming video into web sites. According to terms of our agreement, Mr. Espera will lead and develop all aspects of design and production for film and video projects produced by us or on behalf of our clientele. Specifically, he will provide his editing and production services to us and our clients, including the creation of our "1st Step" banner, in exchange for rent-free office space on our premises. In addition, Mr. Espera will be entitled to the first $3,500 in revenues generated by our operations, and will share 50% of our net profits thereafter.


         ECV KIT
         -------

         We are also developing a proprietary web based resume service for the entertainment community, from which we intend to derive our initial source of income, and will remain a staple of our business thereafter. This will be called ECV kit. (Electronic Curriculum Vitae Kit). We do not intend to apply for intellectual property protection for the ECV kit at this time, but may do so in the future.

         The current manner in which talent represents themselves to the production community has not changed in years. An 8.x 11 photograph with a typed resume stapled to the back is presented to casting executives and if there is further interest, a show reel is requested. We believe that this is an archaic manner in which to present talent in this digital age, along with being time consuming and an expensive method that requires reliance on traditional shipping/postage, large storage of video cassettes and filing systems of photos.

         Our plan is to develop, with the assistance of some industry experts from the casting, agency and photography communities, an easy to use digital platform. This will incorporate a CDRom product that is linked to a web based subscription service. It will allow talent to upload show reels, photographs and resume in an updateable format, giving them an inexpensive way of keeping their personal presentation current and relevant. It will provide the casting agents with a searchable web based database of talent, without having to requests latest photos and show reels. The CD versions will act as a calling card much like the current photos, and will be presented in a DVD package with a headshot on the front. The show reel and photos will be burnt into the CD along with resume and contact information. The web-based service (www.ecvkit.com) will provide streaming and downloadable versions of the reel, and will link to any other relevant information the talent or representatives deem necessary.

         The biggest hurdle to the project is the adoption of such a service. Hollywood is very traditional in its methods, but we feel that with the support of key management, agent and casting personnel, we will be able to promote adoption and use of this unique service. The product will be introduced into the market at the end of the second quarter of 2002, and revenues will be generated by subscription and ancillary services, along with licenses to other industries that require such representation.


MARKETING

         Marketing involves the establishment of contractual relationships between 1st Step, the entertainers and technology developers we represent, and industry professionals within the entertainment and entertainment technology industries. As we are not marketing our clientele to the general public, and marketing to industry professionals is based primarily on relationships and networking, we expect to have minimal marketing expenses. Apart from press kits, photos, business plans, and phone calls, we will have very little marketing expense.

         Mr. Edwardes initially purchased the rights to the www.firststepinc.com web address, which he transferred to us for no additional consideration on July 25, 2002.

COMPETITION


                  Although we do not have any direct competitors who represent the industry niche we intend to serve, there are numerous larger, significant, competing entities and companies in the entertainment industry who represent entertainers, as well as larger, significant competing entities and companies who represent entertainment technology developers, both of which operate locally, nationally and internationally. We anticipate that these companies will be our clients, and not our competitors, as we intend to serve as the initial "screener" for prospective clients that they, in turn, will actually represent. As discussed previously, these companies rarely retain clients who do not have some previous connection with a manager or agent, or a client of a manager or agent. We will serve as the intermediary for talented individuals without prior connections, and introduce these individuals to the managers and agents they would not be able to interact with, much less engage, on their own.


         There are also numerous other management and marketing companies operating in the entertainment industry and entertainment related industries that have the resources to compete with us should they decide to do so.

         Additionally, there are numerous individual licensed agents conducting business in the entertainment industry. We will compete in the marketplace based on the ability to offer greater opportunities to entertainers and entertainment technology developers, service, quality of representation, negotiating skills, and personal relationships between management, the entertainers and technology developers, and the entertainment industry professionals and "insiders." We believe we can be successful in the entertainment industry because of the services we can provide entertainers and technology entrepreneurs, particularly professional contacts with decision makers and marketing services. We cannot guarantee that we are or will remain competitive or successful in the future. Moreover, we cannot guarantee that ICM, William Morris or CAA, or other larger competing entertainment management and marketing companies, will not expand their businesses in the entertainment or entertainment technology development industries. The expansion of any of these larger competing management and marketing companies could have a material adverse effect on our business.

         If we are unsuccessful in procuring clientele, or in successfully placing clients once they have contracted with us, we may revise our business plan to focus on post-production work for artists and studios in the film and recording industries, as well as assisting entertainers in utilizing "new media," such as putting streaming video on the Internet or creating electronic resumes and curricula vitae (CV's). In this event, we would draw on the relationships of Messrs. Bernsen and Mr. Edwardes to both the recording and film industries to generate business and revenue.

EMPLOYEES


         Creating and maintaining personal relationships between our management and prospective new talent, other industry agents, marketing and public relations firms and key insider industry professionals is critical to implementing and maintaining our business strategy. The intensely high level of competition within the industry requires us to obtain and retain management and employees who maintain and develop relationships with high numbers of well-connected individuals throughout the entertainment industry. We currently have two individuals who meet these criteria: Mr. Bernsen and Mr. Edwardes. We intend to hire two additional individuals who also meet these criteria in the next fiscal year, and are actively seeking these new individuals for hiring when we are financially capable and have the business demand. Although we do not anticipate needing such individuals for at least one year, individuals meeting both the contact criteria we require and the desire to focus on the industry niche in which we intend to operate are uncommon, even within the entertainment industry, and we believe that we will need to identify these individuals as far in advance as possible.

         Mr. Bernsen will spend 100% of his time not spent on acting projects working on our business, including client development. Mr. Edwardes will spend approximately 90% of his time working on our business, and will focus primarily on arranging introductions and client meetings for our clients. Both Messrs. Bernsen and Edwardes anticipate maintaining their current commitment of 40 hours per week dedicated to the operations of 1st Step.

         However, as discussed previously in our "Management's Discussion and Analysis" section, we may consider the hiring of a full-time administrative assistant within the next year, should we determine this is necessary. No additional employees are required to implement our business plan at this time.


         As of April 12, 2002, we had no full-time employees and one part-time employee. None of our employees is represented by a labor union and we have not experienced any work stoppages. We consider our employee relations to be good. We do not have employment agreements with any of our employees.

GOVERNMENT REGULATION

         The entertainment industry is currently structured with talent being represented by their manager, agent and attorneys. The manager and agent traditionally take 10% of the gross earnings, and the attorney is either paid on an hourly basis or a percentage up to 5%. California state law currently restricts agents from taking more than 10% and prevents agents from investing in, or being owned by, advertising agencies or studios. This law is currently under review and negotiations between agents and the Screen Actors Guild. Any changes will have no impact on our business model. As we are not a representation or management company, but merely an introduction company, we are not governed by any government regulations or restrictions.

CLIENTS

         We do not yet have any clients who represent more than 10% of our revenues, and do not have any material contracts with either industry professionals or clients as of the date of this prospectus.

LEGAL PROCEEDINGS

         We are not a party to any legal proceeding or litigation, and none of our property is the subject of a pending legal proceeding. Further, the officers and directors know of no legal proceedings against us or our property contemplated by any person, entity or government authority.

                             DESCRIPTION OF PROPERTY
PRINCIPAL OFFICE


         We rent property and office space from Chandler Associates for a monthly rent of $ 900. The address of the property is located at 14759 Oxnard Street, Van Nuys, California 91411. We rent this property on a month to month basis.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The directors, executive officers and significant personnel of 1st Step, Inc. and their ages are as follows:

             Name                   Age      Position
             ----                   ---      --------

             Corbin Bernsen         47       Chief Executive Officer, Secretary,
                                             Chairman of the Board of Directors

             Bill Cheung            31       Chief Financial Officer, Director

             Shaun D.C. Edwardes    39       Director

             Erik Espera            27       Head of New Media

         CORBIN BERNSEN: Mr. Bernsen has been President, Chief Executive Officer, Secretary and a director to 1st Step since its inception on February 8, 2002. He has been a successful actor and writer for the past twenty years earning Golden Globe nominations for television acting and being a current member in good standing with the Writer's Guild of America. Since February 2002 he has been acting on a NBC television project "Return to LA Law." He has also been the President and CEO, of Public Media Works, Inc., an interactive film production company, since May 2001. Prior to that period he focused entirely on his acting career. He received a Masters degree from the University of California of Los Angeles in Playwriting in 1979.

         BILL CHEUNG: Mr. Cheung has been a director and Chief Financial Officer to 1st Step since inception on February 8, 2002. Mr. Cheung has served as a director to EssTec, Inc., a software platform development company, since December 2001. From 1997 to 2001, Mr. Cheung served as Marketing and Sales Partner with Golden Horizon Plastic Corp. From 1994 to 1997, Mr. Cheung served as Sales Manager to National Plastics Color. Mr. Cheung is a graduate from Drake University with honors in Mathematics and Computer Science.


         SHAUN D.C. EDWARDES: Mr. Edwardes has been a director and consultant to 1st Step since its inception on February 8, 2002. Mr. Edwardes served as Chief Executive Officer of EssTec, Inc., a software platform development company that also provides technology consulting services, from March 2002 to September 6, 2002. Prior to that, Mr. Edwardes served as Executive Vice President - Business Development to EssTec, Inc. from January 2002 until March 2002. Mr. Edwardes served as Chief of Operations for Public Media Works, Inc., an interactive film production company, from 2000 to 2001. From 1999 to 2000, Mr. Edwardes served as Vice President of Business Development for Voxsurf Software, Ltd., specializing in voice and WAP (wireless application protocol) software development. In 1999 Mr. Edwardes also served as Principal for DC Management, a development and management company for recording artists. From 1996 to 1998, Mr. Edwardes served as General Manager for operations of Last Beat, Inc.

         ERIK ESPERA: Mr. Espera has served as Head of New Media to 1st Step since April 15, 2002. From June 2000 to September 2001, he served as Multi Media Producer to EssTec Inc, a software company, where he created streaming solutions for clients and developed websites. From January 2000 to June 2000, he served as Director of Multi-Media to Nurv Media, a new media company co-founded by Mr. Espera, which integrates streaming video into client projects. From February 1998 to January 2000, Mr. Espera served as Multi-Media Producer and Editor to CIA Pictures, a television and commercial production company. From March 1996 to February 1998 he served as Editor to California Image Associates, a post-production company.

         Although none of our directors or officers have previous business experience with an introductory service company, Mr. Bernsen has had 30 years and Mr. Edwardes has had 17 years of experience within the entertainment industry. Mr. Edwardes has had five years and Mr. Cheung has had two years of experience within the technology industry, and Mr. Edwardes has had five years of experience with technology specifically directed toward the entertainment industry. Mr. Espera has six years of multi-media experience, all of which have been in or related to the entertainment and entertainment technology industries.

         None of our officers or directors believe a conflict of interest will develop between their obligations to our company and clientele and any other professional activities they engage in. However, if such conflicts do develop, we anticipate effecting a formal conflict of interest policy at that time.

         All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Officers are elected annually by, and serve at the discretion of, the Board of Directors. Board members are not presently compensated, but are reimbursed for their expenses associated with attending Board meetings.


                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

The following table sets forth the total compensation earned by or paid to our Chief Executive Officer and our other most highly compensated executive officers earning over $100,000 since our inception in February 2002.

=====================================================================================================================
                                    ANNUAL COMPENSATION                LONG TERM COMPENSATION
---------------------------------------------------------------------------------------------------------------------
                                                               Awards                        Payouts
---------------------------------------------------------------------------------------------------------------------
                                                 Other                                                All
                                                 Annual        Restricted   Securities       LTIP     Other
                                         Bonus   Compen-       Stock        Underlying       Payouts  Compen-
                     Year    Salary ($)  ($)     sation        Awards ($)   Options/SARs     ($)      sation
                                                 ($)                        (#)                       ($)
---------------------------------------------------------------------------------------------------------------------

Corbin Bernsen,      2002    $ 0.00      $ 0.00  $ 0.00        $25,000 (1)  0                $ 0.00   $ 0.00
President, Chief
Executive Officer,
Secretary and
Director
=====================================================================================================================

(1) Consists of 500,000 shares of restricted stock


=====================================================================================================================
                                     OPTIONS/SAR GRANTS IN THE FISCAL YEAR 2001
---------------------------------------------------------------------------------------------------------------------
                                                  INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------------------------------
                                      Number of          % of Total
                                      Securities         Options/SARs
                                      Underlying         Granted to
                                      Option/SARs        Employees in         Exercise or Base     Expiration
Name                         Year     Granted (#)        Fiscal Year          Price ($/Share)      Date
---------------------------------------------------------------------------------------------------------------------
Corbin Bernsen, CEO          2002     0                  0.00%
=====================================================================================================================

         We have made no provisions for cash compensation to our officers and directors, Bill Cheung, Shaun D.C. Edwardes and Corbin Bernsen for their services as officers or directors. Our management received 100,000, 1,000,000 and 500,000 restricted shares, respectively, as founders' shares and as compensation for the services they are providing as officers and/or directors for a period of 12 months. No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. There were no grants of options or SAR grants given to our executive officers during the last fiscal year.

EMPLOYMENT AND CONSULTING AGREEMENTS

         We have a consulting agreement with Mr. Edwardes, described in our discussion titled "Certain Relationships and Related Party Transactions."


         Other than the agreement with Mr. Edwardes, we do not have any written employment or consulting agreements with our executive officers and directors, and have no other compensation arrangements or agreements with our executive officers and directors outside of the share issuance described above.


COMPENSATION OF DIRECTORS

         Members of the Board of Directors are not compensated for serving as directors of 1st Step, Inc., however expenses may be reimbursed. No expenses incurred by any directors as of the date of this prospectus have been reimbursed. None of the directors will be compensated for any expenses incurred as of the date of this prospectus.

2002 EQUITY INCENTIVE PLAN

         On March 31, 2002, our shareholders and Board of Directors adopted the 2002 Equity Incentive Plan. The purpose of this stock option plan is to advance our company's interests by encouraging and enabling acquisition of a financial interest in us by our directors, officers and other key individuals who are in a position to contribute materially to the prosperity of 1st Step. The stock option plan is intended to aid us in attracting and retaining key employees, to stimulate the efforts of such individuals and to strengthen their desire to remain with us. The plan provides for the issuance of both incentive stock options and non-qualified stock options. Incentive options are issued to employees, and non-qualified options are may be issued to both employees and non-employees. A maximum of 1,000,000 shares of our common stock are available to be issued under the stock option plan. As of the date of this prospectus, we have not granted any options under our stock option plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         Our promoters, as defined in Rule 405 of the Securities Act, consist of the following individuals: Messrs. Edwardes, Bernsen and Cheung; and the following companies: Knightrider Investment Ltd. and Sinlex Finance Ltd.

         We have a consulting agreement with Mr. Edwardes, which commenced from February 18, 2002 for a period of one year, and requires Mr. Edwardes to provide consulting services to expand and enhance our network within the entertainment and entertainment technology industries, and to informally market our company to the entertainment community, including generating referrals and representing our company to the entertainment industry. The agreement can be terminated by either party, with or without cause, upon fifteen days' notice. In exchange for his services, Mr. Edwardes will receive $7,000 per month, beginning March 1, 2002. We have paid $ 49,000 to Mr. Edwardes for the consulting expenses through June 30, 2002. In addition, we paid $14,000 to Mr. Edwardes towards other consulting work, preceding the signing of the consulting agreement.

         Mr. Edwardes has also received 1,000,000 restricted shares, as discussed in our "Executive Compensation" section.

         We paid $25,000 to our Chief Executive Officer, Corbin Bernsen for script option rights. Mr. Bernsen was paid $10,000 on March 8, 2002 and $15,000 on March 20, 2002 for a twelve-month option to purchase five screenplays for the purpose of being produced as feature films. Mr. Bernsen wrote the scripts, so did not have a purchase price. Mr. Bernsen also received 500,000 restricted shares, as discussed in our "Executive Compensation" section.

         On April 5, 2002, we entered into a six-week consulting agreement with EssTec, Inc., to which Mr. Cheung is a director and Mr. Edwardes, a director, served as Chief Executive Officer until September 6, 2002. The agreement provides that EssTec will develop our website, our logo and our stationery, for the purposes of establishing and developing our corporate identity and brand. We intend to market our logo and brand to develop brand recognition, which will assist us in both establishing our clientele, as well as our ability to serve our clients by widening our contacts within the entertainment industry. We paid EssTec $40,000 for these services, which was determined in accordance with fair market value for similar services at that time. Mr. Cheung also received 100,000 restricted shares, as discussed in our "Executive Compensation" section.

         A family member of Mr. Cheung is the beneficial owner of Sinlex Finance Ltd., which owns 1,400,000 restricted shares of common stock. John King, the beneficial owner of Knightrider Investments, Ltd., owns 3,000,000 restricted shares. Both Sinlex and Knightrider were issued these shares in return for an agreement to assist us in expanding into overseas markets and to provide access to financial partners for the clientele of our company. One of our selling shareholders is also a family member of Mr. Cheung.

         Mr. Espera was an employee of EssTec, to which our director is also a director, until September 2001.

         Our common stock is not listed on any recognized exchange or quoted on any quotation medium. We cannot assure you that our common stock will ever develop a market.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information concerning the beneficial ownership of our shares as of June 30, 2002, for (i) each current director and each nominee for director (ii) each officer of 1st Step, Inc., (iii) all persons known by us to beneficially own more than 5% of the outstanding shares of 1st Step, Inc. shares, and (iv) all officers and directors of 1st Step, Inc. as a group. There were 9,930,000 shares issued and outstanding as of July 15, 2002.

         Unless otherwise noted, we believe that all shares are beneficially owned and that all persons named in the table or family members have sole voting and investment power with respect to all shares owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options. Each beneficial owner's percentage of ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised. As of the date of this Registration Statement, no options, warrants or rights to acquire shares have been granted.


-------------------- ------------------------------ ------------------- ---------------------
   TITLE OF CLASS       NAME OF BENEFICIAL OWNER    NUMBER OF SHARES      PERCENT OF TOTAL
                                                    BENEFICIALLY OWNED    SHARES OUTSTANDING
-------------------- ------------------------------ ------------------- ---------------------
       Common        Shaun D. C. Edwardes               1,000,000               10.1%
                     14759 Oxnard Street
                     Van Nuys, CA
-------------------- ------------------------------ ------------------- ---------------------
       Common        Corbin Bernsen                      500,000                 5.0%
                     14759 Oxnard Street
                     Van Nuys, CA
-------------------- ------------------------------ ------------------- ---------------------
       Common        Bill Cheung (2)                    1,700,000               17.1%
                     14759 Oxnard Street
                     Van Nuys, CA
-------------------- ------------------------------ ------------------- ---------------------
                     Total number of shares             3,200,000               32.2%
                     beneficially held by all
                     officers and directors as a
                     group (3 individuals)
-------------------- ------------------------------ ------------------- ---------------------
       Common        John King (3)                      3,000,000               30.2%
                     Charlotte House
                     Nassau, Bahamas
-------------------- ------------------------------ ------------------- ---------------------

     (1) Assumes all shares being offered by this prospectus are sold in this offering.

     (2) Includes 1,400,000 shares held by Sinlex Finance Ltd., P.O. Box 3136, Road Town, Tortola, British Virgin Islands, which is owned by a family member of Mr. Cheung. Also includes 200,000 shares beneficially owned by Ms.Hay Yuk-Hau, Mr. Cheung's mother and a selling shareholder.


     (3) All shares are held indirectly by Mr. King through Knightrider Investments, Ltd, Charlotte House, Nassau, Bahamas.

                            DESCRIPTION OF SECURITIES

GENERAL

         Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.0001, of which 9,930,000 are issued and outstanding as of June 30, 2002.

COMMON STOCK

         All of our authorized voting common shares are of the same class and, once issued, rank equally as to dividends, voting powers and participation in assets. Holders of common shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders. Holders of common shares are entitled to receive such dividends as may be declared from time to time by the Board of Directors, in its discretion, out of funds legally available therefrom. No shares have been issued subject to call or assessment. There are no preemptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds, nor any cumulative voting rights. Our directors may from time to time declare and authorize payment of dividends, as they deem advisable. Subject to the rights of members, all dividends on shares shall be declared and paid according to the number of shares held. No dividends have been declared since incorporation.

DELAWARE ANTI-TAKEOVER LAW PROVISIONS

         As a Delaware corporation, we are subject to Section 203 of the General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owing 15% or more of a Delaware corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with such Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by the directors who are also officers of the corporation and by certain employee stock plans), or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the public announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the corporation's board of directors and if such business combination is approved by a majority of the board members who were directors prior to any person becoming an interested stockholder. The provisions of Section 203 requiring a super-majority vote to approve certain corporate transactions could have the effect of discouraging, delaying or preventing hostile takeovers, including those that might result in the payment of a premium over market price or changes in control or management of 1st Step.

TRANSFER AGENT AND REGISTRAR

         The Transfer Agent for the shares of common stock is Public Ease at 7720 B El Camino Real, Carlsbad, California 92009.

REPORTS TO SHAREHOLDERS

         We intend to furnish annual reports to shareholders, which will include certified financial statements reported on by our certified public accountants. In addition, we will issue unaudited quarterly or other interim reports to shareholders pursuant to the federal securities laws.

                         SHARES ELIGIBLE FOR FUTURE SALE


         Immediately prior to this offering, there was no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect the market price of our common stock. Of the 9,930,000 shares of common stock outstanding at the time of this offering, 6,000,000 are held as "restricted securities." There are 40 individual shareholders of our common stock as of the date of this prospectus, without aggregating family or related party units.


         All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act. If shares are purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act, their sales of shares would be subject to the limitations and restrictions that are described below.

         All of our currently outstanding shares are "restricted securities" and, in the future, may be sold upon compliance with Rule 144. Adopted under the Securities Act of 1933, as amended, Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of our issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of 1st Step may sell is not so limited, since non-affiliates may sell without volume limitation.


                              PLAN OF DISTRIBUTION


OFFERING BY SELLING SECURITYHOLDERS:

         The selling shareholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both.

         The current offering price is $0.05 per share; however, once our common stock is listed on the OTC Bulletin Board and there is an established market for the shares, the selling shareholders who may wish to sell their shares in the open market at prevailing market prices or in privately negotiated transactions.

         It is our understanding that the shareholders do not intend to escrow any of the proceeds of this offering. Accordingly, they will have use of any proceeds received once a purchase order is received and funds have cleared. The proceeds shall be non-refundable except as may be required by applicable law.


                         DETERMINATION OF OFFERING PRICE

         There is no established public market for the common stock being offered under this prospectus. We are not currently registered on the Over-the-Counter Bulletin Board system or any national exchange. We intend to trade on the OTC Bulletin Board system. However, we are unable to determine the price at which the stock will trade if and when we become eligible on the OTCBB.

         We determined the offering price of the common stock based on several factors: (1) potential investor interest, (2) the ability of our management, (3) our current capital needs, (4) the present state of our development and our current financial position, and (5) our ability to pay future dividends, although no dividends are contemplated at this time. The offering price should not be considered to bear any relationship to our assets, book value or net worth and should not be considered to be an indication of our value.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

         The legality of the securities offered hereby has been passed upon by Pollet, Richardson & Patel, A Law Corporation, Los Angeles, California. Certain of the financial statements of 1st Step included in these prospectuses and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Kabani Company, independent certified public accountants, whose reports thereon appear elsewhere herein and in the registration statement.


                                 INDEMNIFICATION

         Our certificate of incorporation and by-laws provide that a director of 1st Step will not be personally liable to 1st Step or our stockholders for monetary damages for breach of the fiduciary duty of care as a director, including breaches which constitute gross negligence. By its terms and in accordance with the Delaware General Corporation Law, however, this provision does not eliminate or limit the liability of a director of our company (i) for breach of the director's duty of loyalty to 1st Step or our stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, (relating to unlawful payments or dividends or unlawful stock repurchases or redemptions), (iv) for any improper benefit or (v) for breaches of a director's responsibilities under the Federal securities laws.

         Our certificate of incorporation also provides for indemnification to the fullest extent provided by Section 145 of the Delaware Corporation Laws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to our common stock and us, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Commission at 1(800) SEC-0330. The Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.

         We are not required to deliver annual reports to shareholders, and we do not intend to voluntarily send annual reports with audited financial statements to shareholders. However, upon completion of this offering, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, in accordance with the requirements of the Securities Exchange Act will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission. These periodic reports, proxy statements, and other information will be available for inspection and copying at the regional offices, public reference facilities and Web site of the Securities and Exchange Commission referred to above. We have not filed any reports or statements with the Securities and Exchange Commission prior to filing this registration statement and prospectus.

                          INDEX TO FINANCIAL STATEMENTS

                                 1ST STEP, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS





Independent Auditors' Report..................................................35

Balance Sheet as of March 31, 2001............................................36

Statement of Operations For the period of February 8, 2002
  (inception) to March 31, 2002...............................................37

Statement of Changes in Stockholders' Equity through March 31, 2002...........38

Statements of Cash Flows For the period of February 8, 2002
  (inception) to March 31, 2002...............................................39

Notes to Financial Statements..............................................40-44

Balance Sheet as of September 30, 2000 (Unaudited)............................45

Statement of Operations - For the period of February 8, 2002 (inception)
  to September 30, 2002 (Unaudited)...........................................46

Statement of Changes in Stockholders' Equity through September 30,
  2002 (Unaudited)............................................................47

Statements of Cash Flows For the period of February 8, 2002
   (inception) to March 31, 2002 (Unaudited)..................................48

Notes to Financial Statements (Unaudited)..................................49-53

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Stockholders and Board of Directors
1st Step, Inc.

We have audited the accompanying balance sheet of 1st Step, Inc. (a development stage company) as of March 31, 2002 and the related statements of operations, stockholders' equity and cash flows for the period then ended and for the period from February 8, 2002 (inception), to March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 1st Step, Inc. as of March 31, 2002 and the results of its operations and its cash flows for the period then ended and from February 8, 2002 (inception), to March 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company's has not earned any revenue since its inception and has incurred a net loss of $43,672 through March 31, 2002. These factors as discussed in Note 3 to the financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Fountain Valley, California
April 26, 2002

                                 1ST STEP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                 MARCH 31, 2002


                                     ASSETS
                                     ------

CURRENT ASSESTS:
         Cash & cash equivalents                                       $ 74,628

                                                                       ---------
                                                                       $ 74,628
                                                                       =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
         Accrued expenses                                              $ 11,800

COMMITMENTS

STOCKHOLDERS' EQUITY
         Common stock, $.001 par value;
         Authorized shares 50,000,000;
         Issued and outstanding shares 8,730,000                       $  8,730
         Additional paid in capital                                    $ 97,770
         Deficit accumulated during the development stage              $(43,672)
                                                                       ---------
                  Total stockholders' equity                           $ 62,828

                                                                       ---------
                                                                       $ 74,628
                                                                       =========

   The accompanying notes are an integral part of these financial statements.

                                 1ST STEP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
        FOR THE PERIOD OF FEBRUARY 8, 2002 (INCEPTION) TO MARCH 31, 2002




NET REVENUE                                                         $        --

OPERATING EXPENSES
           Professional fees                                             16,647
           Script option rights                                          25,000
           Office rent                                                    1,000
           Miscellaneous charges                                            225
                                                                    ------------
              Total operating expenses                                   42,872

                                                                    ------------
LOSS BEFORE INCOME TAX                                                  (42,872)

Provision for income tax                                                    800
                                                                    ------------
NET LOSS                                                            $   (43,672)
                                                                    ============

BASIC AND DILUTED NET LOSS PER SHARE                                $     (0.01)
                                                                    ============

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING                 6,664,038
                                                                    ============




   The accompanying notes are an integral part of these financial statements.

                                                        1ST STEP, INC.
                                                (A DEVELOPMENT STAGE COMPANY)
                                              STATEMENT OF STOCKHOLDERS' EQUITY
                                FOR THE PERIOD FEBRUARY 8, 2002 (INCEPTION) TO MARCH 31, 2002

                                                        COMMON STOCK                               DEFICIT
                                                 --------------------------      ADDITIONAL       ACCUMULATED        TOTAL
                                                 NUMBER OF                        PAID IN       DURING DEVELOP-   STOCKHOLDERS'
                                                  SHARES           AMOUNT         CAPITAL         MENT STAGE         EQUITY
                                                 ----------      ----------      ----------       ----------       ----------

BALANCE AT FEBRUARY 8, 2002 (INCEPTION)                 --              --              --               --               --

Issuance of common stock- founders' shares       6,000,000           6,000          (6,000)              --               --

Issuance of common stock for cash, net of
     offering cost of $30,000                    2,730,000       $   2,730       $ 103,770        $      --          106,500

Net loss for the period                                 --              --              --          (43,672)         (43,672)
                                                 ----------      ----------      ----------       ----------       ----------
BALANCE AT MARCH 31, 2002                        8,730,000       $   8,730       $  97,770        $ (43,672)          62,828
                                                 ==========      ==========      ==========       ==========       ==========


                          The accompanying notes are an integral part of these financial statements.

                                                           38

                                 1ST STEP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
          FOR THE PERIOD FEBRUARY 8, 2002 (INCEPTION) TO MARCH 31, 2002


CASH FLOWS FROM OPERATING ACTIVITIES
         Net loss                                                     $ (43,672)
         Adjustments to reconcile net loss to net cash used
             in operating activities:
                Increase in current liabilities:
                             Accrued expense                             11,800
                                                                      ----------
         Net cash used in operating activities                          (31,872)
                                                                      ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
         Issuance of shares for cash, net of offering cost              106,500
                                                                      ----------

NET INCREASE IN CASH & CASH EQUIVALENTS                                  74,628

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                   --

                                                                      ----------
CASH & CASH EQUIVALENTS, ENDING BALANCE                               $  74,628
                                                                      ==========

   The accompanying notes are an integral part of these financial statements.

                                 1ST STEP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


1.       DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

1st Step, Inc. ("the Company"), is a development stage enterprise incorporated in the State of Delaware on February 8, 2002. The Company has had no significant operations since its inception. The Company's only activities have been organizational, directed at acquiring its principle assets, raising its initial capital and developing its business plan. The Company's objective is to act as a full service professional representation agency which provides entertainers and creators of new entertainment technology with every aspect of management, including career management and guidance, project development, public relations, contract negotiations, marketing and endorsements, and financing as required.

The accounting policies of the Company are in accordance with generally accepted accounting principles and conform to the standards applicable to development stage companies. The Company's fiscal year ends on December 31, 2002.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 101. Revenue will be recognized when services are rendered. Generally, the Company will extend credit to its customers/clients and would not require collateral. The Company will perform ongoing credit evaluations of its customers/clients. The company did not earn any revenue through March 31, 2002.

INCOME TAXES

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

ISSUANCE OF SHARES FOR SERVICE

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable. Through March 31, 2002, the Company has not issued any shares for goods or services.

                                 1ST STEP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


BASIC AND DILUTED NET LOSS PER SHARE

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

START-UP COSTS

Start-up costs include legal and professional fees. In accordance with Statement of Position 98-5, "Costs of Start-Up Activities," these costs have been expensed as incurred.

DEVELOPMENT STAGE ENTERPRISE

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company's planned principal operations have not commenced, and, accordingly, no revenue has been derived during this period.

ACCOUNTING DEVELOPMENTS

On July 20, 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." These statements make significant changes to the accounting for business combinations, goodwill, and intangible assets.

SFAS No. 141 establishes new standards for accounting and reporting requirements for business combinations and will require that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited. This statement is effective for business combinations completed after June 30, 2001.

SFAS No. 142 establishes new standards for goodwill acquired in a business combination and eliminates amortization of goodwill and instead sets forth methods to periodically evaluate goodwill for impairment. Intangible assets with a determinable useful life will continue to be amortized over that period. This statement becomes effective January 1, 2002.

Adoption of SFAS No. 141 & 142 does not have a material impact on the Company's financial statements.

                                 1ST STEP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations". SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. Management does not expect this pronouncement will materially impact the Company's financial position or results of operations.

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued in August 2001. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. Adoption of SFAS No. 144 does not have a material impact on the Company's financial statements.

3.       GOING CONCERN

As of March 31, 2002, the Company has a limited operating history under its current structure, which raises substantial doubt about the Company's ability to continue as a going concern. The Company's has not earned any revenue since its inception and has incurred a net loss of $43,672 through March 31, 2002. Losses are expected to continue for the immediate future. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort from inception through the period ended March 31, 2002, towards obtaining additional equity. In this regard, the Company has raised equity of $106,500, net of offering costs of $30,000, under a private placement, through March 31, 2002. The Company sold 1,200,000 shares of common stock for an additional amount of $60,000 subsequent to March 31, 2002. (note 5).

4.       INCOME TAXES

No provision was made for Federal income tax. The provision for income taxes consists of the state minimum tax imposed on corporations. Through March 31, 2002, the Company incurred net operating losses for income tax purposes of approximately $43,000. Differences between financial statement and tax losses were immaterial at March 31, 2002. The net operating loss carryforwards may be used to reduce taxable income through the year 2017. Net operating loss for carryforwards for the State of California are generally available to reduce taxable income through the year 2007. The net deferred tax asset balance, due to net operating loss carryforward, as of March 31, 2002 was approximately $17,000. A 100% valuation allowance has been established against the deferred tax asset, as the utilization of the loss carrytforward cannot reasonably be assured.

5.       SHAREHOLDERS' EQUITY

On the formation of the Company, the Company issued 6,000,000 shares to its founders representing the initial capitalization of the Company. The shares were recorded at par value, as there were no significant proprietary or other assets in the Company at that time.

                                 1ST STEP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


On February 18, 2002, the Board of Directors of the Company passed a resolution authorizing the management of the Company to initiate steps to make a private placement of the Company's securities in order to raise capital. In conjunction with the offering under the Securities and Exchange Commission Rule 501 of Regulation D of the Securities Act of 1933, as amended and presently in effect, the Company offered to sell total of 4,000,000 shares of common stock at $.05 per share. Through March 31, 2002, the Company has issued 2,730,000 shares of its common stock, and received net proceeds of $106,500. The offering costs were $30,000. The Offering concluded on April 25, 2002 and the Company sold 1,200,000 shares of common stock for an additional amount of $60,000. Offering costs of $30,000 for legal fees, accounting and other related expenses incurred, were charged to the equity through March 31, 2002. The Company intends to file the Form SB-2 registration statement under the Securities Act of 1933, to register 3,930,000 shares of issued common stock, in the year 2002.

6.       SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company has not paid any amount for tax or interest since its inception.

7.       COMMITMENT

The Company sub-leases office space in Los Angeles, California for a monthly rental of $1,000. The Sub-lease agreement is on month-to-month.

8. RELATED PARTY TRANSACTIONS:
The Company has a consulting agreement with a shareholder/Director of the Company, which commenced from February 18, 2002. The agreement can be terminated by either party, with or without cause, at any time upon fifteen (15) days' prior written notice to the other party. The services to be rendered are varied and primarily are to help the Company in its development stage. The agreement calls for compensation of $7,000 per month during the term of the agreement, beginning March 1, 2002. The Company has paid $7,500 to the shareholder/Director for the consulting expense during the period ended March 31, 2002.

The Company paid $25,000 to the President of the Company for script option rights.

9.       SUBSEQUENT EVENTS

On April 5, 2002, the Company entered into a consulting agreement with an entity, related through common major shareholders, whereby, the consultant will provide services in development of Corporate Identity and Brand via Web Site development, Logo and Stationary Development. The services will be provided over a six-week period beginning April 5, 2002. The Company paid $40,000 to the consultant for the services to be performed under the agreement in April 2002.


                                  IST STEP, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                                   BALANCE SHEET
                                SEPTEMBER 30, 2002
                                    (UNAUDITED)

                                      ASSETS
                                      ------
CURRENT ASSETS:
          Cash & cash equivalents                                       $  29,384
          Accounts receivable                                              10,733
          Loan to related party                                            19,199
          Other assets                                                        526

                                                                        ----------
                                                                        $  59,842
                                                                        ==========


                       LIABILITIES AND STOCKHOLDERS' EQUITY
                       ------------------------------------

CURRENT LIABILITIES:
          Accrued expenses                                                  3,425

COMMITMENTS

STOCKHOLDERS' EQUITY
          Common stock, .001 par value; Authorized
           shares 50,000,000; Issued and outstanding shares 9,930,000
           at September 30, 2002                                            9,930
          Additional paid in capital                                      156,570
          Deficit accumulated during the development stage               (110,083)
                                                                        ----------
                   Total stockholders' equity                              56,417

                                                                        ----------
                                                                        $  59,842
                                                                        ==========


    The accompanying notes are an integral part of these financial statements.



                                        45

                                  IST STEP, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                             STATEMENTS OF OPERATIONS
                  FOR THE PERIOD FEBRUARY 8, 2002 (INCEPTION) TO
                                SEPTEMBER 30, 2002
                                    (UNAUDITED)

NET REVENUE                                                         $        --

OPERATING EXPENSES
         Professional fees                                               19,147
         Consulting fees                                                 64,428
         Business development expenses                                   40,000
         Script option rights                                            25,000
         Miscellaneous charges                                            4,246
                                                                    ------------
                  Total operating expenses                              152,821

                                                                    ------------
OPERATING LOSS                                                         (152,821)

OTHER INCOME:
         Consulting income                                               43,538

                                                                    ------------
LOSS BEFORE INCOME TAX                                                 (109,283)

Provision for income tax                                                    800

                                                                    ------------
NET LOSS                                                            $  (110,083)
                                                                    ============

BASIC AND DILUTED NET LOSS PER SHARE                                $     (0.01)
                                                                    ===========

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING                 8,272,851
                                                                    ===========


    The accompanying notes are an integral part of these financial statements.

                                                        1ST STEP, INC.
                                                (A DEVELOPMENT STAGE COMPANY)
                                              STATEMENT OF STOCKHOLDERS' EQUITY
                               FOR THE PERIOD FEBRUARY 8, 2002 (INCEPTION) TO SEPTEMBER 30, 2002
                                                         (UNAUDITED)

                                                        COMMON STOCK                               DEFICIT
                                                 --------------------------      ADDITIONAL       ACCUMULATED        TOTAL
                                                 NUMBER OF                        PAID IN       DURING DEVELOP-   STOCKHOLDERS'
                                                  SHARES           AMOUNT         CAPITAL         MENT STAGE         EQUITY
                                                 ----------      ----------      ----------       ----------       ----------

BALANCE AT FEBRUARY 8, 2002 (INCEPTION)                 --              --              --               --               --

Issuance of common stock- founders' shares       6,000,000       $   6,000       $  (6,000)       $      --        $      --

Issuance of common stock for cash, net of
     offering cost of $30,000                    3,930,000       $   3,930       $ 162,570        $      --          166,500

Net loss through September 30, 2002                     --              --              --         (110,083)        (110,083)
                                                 ----------      ----------      ----------       ----------       ----------
BALANCE AT SEPTMBER 30, 2002                     9,930,000       $   9,930       $ 156,570        $(110,083)       $  56,417
                                                 ==========      ==========      ==========       ==========       ==========




                             The accompanying notes are an integral part of these financial statements.

                                                                 47


                                 IST STEP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
        FOR THE PERIOD FEBRUARY 8, 2002 (INCEPTION) TO SEPTEMBER 30, 2002
                                   (UNAUDITED)


CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                         $(110,083)
    Adjustments to reconcile net loss to net cash used in
       operating activities:
        Increase in current assets and current liabilities:
                 Accounts receivable                                   (10,733)
                 Other assets                                             (526)
                 Accrued expense                                         3,425
                                                                     ----------
    Net cash used in operating activities                             (117,917)
                                                                     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
        Loan to related party                                          (19,199)
        Issuance of shares for cash, net of offering cost              166,500
                                                                     ----------
    Net cash provided by operating activities                          147,301
                                                                     ----------

NET INCREASE IN CASH & CASH EQUIVALENTS                                 29,384

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                  --

                                                                     ----------
CASH & CASH EQUIVALENTS, ENDING BALANCE                              $  29,384
                                                                     ==========


   The accompanying notes are an integral part of these financial statements.

                                 1ST STEP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS


1.       DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

1st Step, Inc. ("the Company"), is a development stage enterprise incorporated in the State of Delaware on February 8, 2002. The Company has had no significant operations since its inception. The Company's only activities have been organizational, directed at acquiring its principle assets, raising its initial capital and developing its business plan. The Company's objective is to act as a full service professional representation agency which provides entertainers and creators of new entertainment technology with every aspect of management, including career management and guidance, project development, public relations, contract negotiations, marketing and endorsements, and financing as required.

The accounting policies of the Company are in accordance with generally accepted accounting principles and conform to the standards applicable to development stage companies. The Company's fiscal year ends on December 31, 2002.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 101. Revenue will be recognized when services are rendered. Generally, the Company will extend credit to its customers/clients and would not require collateral. The Company will perform ongoing credit evaluations of its customers/clients.

INCOME TAXES

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

ISSUANCE OF SHARES FOR SERVICE

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable. Through September 30, 2002, the Company has not issued any shares for goods or services.

                                 1ST STEP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS


BASIC AND DILUTED NET LOSS PER SHARE

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

START-UP COSTS

Start-up costs include legal and professional fees. In accordance with Statement of Position 98-5, "Costs of Start-Up Activities," these costs have been expensed as incurred.

DEVELOPMENT STAGE ENTERPRISE

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company`s planned principal operations have not commenced, and, accordingly, no revenue has been derived during this period.

ACCOUNTING DEVELOPMENTS

On July 20, 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." These statements make significant changes to the accounting for business combinations, goodwill, and intangible assets.

SFAS No. 141 establishes new standards for accounting and reporting requirements for business combinations and will require that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited. This statement is effective for business combinations completed after June 30, 2001.

SFAS No. 142 establishes new standards for goodwill acquired in a business combination and eliminates amortization of goodwill and instead sets forth methods to periodically evaluate goodwill for impairment. Intangible assets with a determinable useful life will continue to be amortized over that period. This statement becomes effective January 1, 2002.

Adoption of SFAS No. 141 & 142 does not have a material impact on the Company's financial statements.

                                 1ST STEP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS


In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations". SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. Management does not expect this pronouncement will materially impact the Company's financial position or results of operations.

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued in August 2001. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. Adoption of SFAS No. 144 does not have a material impact on the Company's financial statements.

In May 2002, the Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). SFAS 145 rescinds the automatic treatment of gains or losses from extinguishments of debt as extraordinary unless they meet the criteria for extraordinary items as outlined in APB Opinion No. 30, Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 145 also requires sale-leaseback accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions and makes various technical corrections to existing pronouncements. The provisions of SFAS 145 related to the rescission of FASB Statement 4 are effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. All other provisions of SFAS 145 are effective for transactions occurring after May 15, 2002, with early adoption encouraged. The Company does not anticipate that adoption of SFAS 145 will have a material effect on its earnings or financial position.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit cost, as defined, was recognized at the date of an entity's commitment to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged. The Company does not expect adoption of SFAS No. 146 to have a material impact, if any, on its financial position or results of operations.

3.       GOING CONCERN

As of September 30, 2002, the Company has a limited operating history under its current structure, which raises substantial doubt about the Company's ability to continue as a going concern. The Company's has not earned any revenue from operations since its inception and has incurred a net loss of $110,083 through September 30, 2002. Losses are expected to continue for the immediate future. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                                 1ST STEP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS


Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort from inception through the period ended September 30, 2002, towards obtaining additional equity. In this regard, the Company has raised equity of $166,500, net of offering costs of $30,000, under a private placement, through September 30, 2002 (note 5).

4.       INCOME TAXES

No provision was made for Federal income tax. The provision for income taxes consists of the state minimum tax imposed on corporations. Through September 30, 2002, the Company incurred net operating losses for income tax purposes of approximately $109,000. Differences between financial statement and tax losses were immaterial at September 30, 2002. The net operating loss carryforwards may be used to reduce taxable income through the year 2017. Net operating loss for carryforwards for the State of California are generally available to reduce taxable income through the year 2007. The net deferred tax asset balance, due to net operating loss carryforward, as of September 30, 2002 was approximately $43,000. A 100% valuation allowance has been established against the deferred tax asset, as the utilization of the loss carrytforward cannot reasonably be assured.

5.       SHAREHOLDERS' EQUITY

On the formation of the Company, the Company issued 6,000,000 shares to its founders representing the initial capitalization of the Company. The shares were recorded at par value, as there were no significant proprietary or other assets in the Company at that time.

On February 18, 2002, the Board of Directors of the Company passed a resolution authorizing the management of the Company to initiate steps to make a private placement of the Company's securities in order to raise capital. In conjunction with the offering under the Securities and Exchange Commission Rule 501 of Regulation D of the Securities Act of 1933, as amended and presently in effect, the Company offered to sell total of 4,000,000 shares of common stock at $.05 per share. Through March 31, 2002, the Company had issued 2,730,000 shares of its common stock, and received net proceeds of $106,500. The offering costs were $30,000. The Offering concluded on April 25, 2002 and the Company sold additional 1,200,000 shares of common stock for $60,000. Offering costs of $30,000 for legal fees, accounting and other related expenses incurred, were charged to the equity through September 30, 2002. The Company has filed the Form SB-2 registration statement under the Securities Act of 1933, to register 3,930,000 shares of issued common stock, in the year 2002.

2002 EQUITY INCENTIVE PLAN

On March 31, 2002, the shareholders and Board of Directors of the Company adopted the 2002 Equity Incentive Plan. The equity incentive plan is intended to aid the Company in attracting and retaining key employees, to stimulate the efforts of such individuals and to strengthen their desire to remain with the Company. The plan provides for the issuance of both incentive stock options and non-qualified stock options. Incentive options may be issued to employees, and non-qualified options may be issued to both employees and non-employees. A maximum of 1,000,000 shares of the Company's common stock are available to be issued under the plan. As of September 30, 2002, the Company has not issued any share or granted any option under the equity incentive plan.

6.       SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

                                 1ST STEP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS


The Company has paid $800 for income tax and none for interest, since its inception through September 30, 2002.

7.       COMMITMENT

The Company sub-leases office space in Los Angeles, California for a monthly rental of $900. The Sub-lease agreement is on month-to-month. The Company sub-leases a portion of its space to an entity, related through common major shareholders for a monthly rentals of $1,000. Through September 30, 2002, the Company has received $7,000 from the related entity for the rentals.


8.       RELATED PARTY TRANSACTIONS:

The Company has a consulting agreement with a shareholder/Director of the Company, which commenced from February 18, 2002, for a period of one year from its commencement. The agreement can be terminated by either party, with or without cause, at any time upon fifteen (15) days' prior written notice to the other party. The services to be rendered are varied and primarily are to help the Company in its development stage. The agreement calls for compensation of $7,000 per month during the term of the agreement, beginning March 1, 2002. The Company has paid $49,000 to the shareholder/Director for the consulting expense during the period ended September 30, 2002. In addition, the Company paid $14,000 to the director towards other consulting work, preceding the signing of the consulting agreement.

The Company paid $25,000 to the President of the Company for script option rights.

On April 5, 2002, the Company entered into a consulting agreement with an entity, related through common major shareholders, whereby, the consultant agreed to provide services in development of Corporate Identity and Brand via Web Site development, Logo and Stationary Development. The services were to be provided over a six-week period beginning April 5, 2002. The Company paid $40,000 to the consultant in April 2002, for the services performed under the agreement.

On July 25, 2002, the Company entered into a consulting agreement with an entity, related through common major shareholders, whereby, the Company agreed to provide marketing services to the related entity. This Agreement is effective for a term of one year with a right to either party to terminate the agreement effective immediately by written notice delivered to the other party. The Company was paid, upon execution of the agreement, a one time non refundable engagement fee of $40,000 and is entitled to receive commissions equal to ten percent (10%) of the net sales price of the services sold to customers during the term of this agreement. The Company has recorded the amount received as other consulting income in the financial statements.

During the period from inception through September 30, 2002, the Company advanced a total amount of $19,199 to an entity, related through common major shareholders. The advances are interest free, due on demand and unsecured.

No person is authorized to give any          -----------------------------------
information or to make any representation
other than those contained in this
prospectus, and if made such information
or representation must not be relied upon
as having been given or authorized. This
prospectus does not constitute an offer
to sell or a solicitation of an offer to
buy any securities other than the
securities offered by this prospectus
or an offer to sell or a solicitation
of an offer to buy the securities in any      3,930,000 SHARES OF COMMON STOCK
jurisdiction to any person to whom it
is unlawful to make such offer or
solicitation in such jurisdiction.

The delivery of this prospectus shall
not, under any circumstances, create               [1st STEP LOGO HERE]
any implication that there have been
no changes in the affairs of 1st
Step, Inc. since the date of this
prospectus. However, in the event of
a material change, this prospectus will
be amended or supplemented accordingly.

           TABLE OF CONTENTS

PROSPECTUS SUMMARY.........................
SUMMARY FINANCIAL DATA.....................
RISK FACTORS...............................
USE OF PROCEEDS............................
DIVIDEND POLICY............................
CAPITALIZATION.............................
DILUTION...................................
MANAGEMENT'S DISCUSSION AND ANALYSIS.......  -----------------------------------
BUSINESS...................................             PROSPECTUS
MANAGEMENT.................................  -----------------------------------
EXECUTIVE COMPENSATION.....................
PRINCIPAL STOCKHOLDERS.....................
CERTAIN RELATIONSHIPS......................
DESCRIPTION OF CAPITAL STOCK...............
TRANSFER AGENT AND REGISTRAR...............
LISTING....................................
INDEMNIFICATION OF DIRECTORS AND OFFICERS..
SHARES ELIGIBLE FOR FUTURE SALE............
UNDERWRITING...............................
LEGAL MATTERS..............................                _____, 2002
EXPERTS....................................
WHERE YOU CAN FIND MORE INFORMATION........

UNTIL ________, 2003, 90 DAYS AFTER
THE COMMENCEMENT OF THE OFFERING, ALL
DEALERS THAT BUY, SELL OR TRADE SHARES,
WHETHER OR NOT PARTICIPATING IN THIS
OFFERING, MAY BE REQUIRED TO DELIVER
A PROSPECTUS. THIS REQUIREMENT IS IN
ADDITION TO THE DEALER'S OBLIGATION
TO DELIVER A PROSPECTUS WHEN ACTING AS
UNDERWRITERS AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                                             -----------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Delaware Corporation Laws and certain provisions of 1st Step, Inc.'s Articles of Incorporation and Bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our Articles and Bylaws and to the statutory provisions.

         The specific statute, charter provision, bylaw, contract, or other arrangement which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he or she may incur in their capacity as such, is as follows:

         a. Section 145 of the Delaware General Corporation Law (the "GCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers. The GCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of stockholders or otherwise.

         b. Article Eight of our Certificate of Incorporation provides, in part:

                            "Any person who was or is a party or is threatened
                   to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), may, at the option of the Board of Directors, be indemnified by the Corporation to the fullest extent then permitted by Section 145 of the General Corporate Law of the State of Delaware, as the same may be amended and supplemented from time to time, against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him or her in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters that antedate the adoption of this Article EIGHTH. Such right of indemnification, if any, shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person."

         c.       Section 6.1 of our By-laws provide:

                            "The Corporation shall indemnify any person who was
                   or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against expenses (including attorneys' fees), judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful."

         The effect of the foregoing is to require 1st Step, to the extent permitted by law, to indemnify the officers and directors of our company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling 1st Step pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses payable by us in connection with the registration of the Shares is as follows:

      SEC Registration................................................  $20
      Accounting Fees and Expenses....................................  $5,000
      Transfer Agents Fees............................................  $500
      Legal Fees and Expenses, including Blue Sky Fees and Expenses...  $40,000
      Printing Costs..................................................  $1,000
           Total......................................................  $46,520

         RECENT SALES OF UNREGISTERED SECURITIES


         As of July 15, 2002, there were 9,930,000 shares of common stock issued and outstanding. There are no issued and outstanding debt or equity securities of any type or class other than the common stock. None of the common stock issued have any convertible or other unique features, and contain all and only those characteristics identified in our discussion entitled "Description of Securities - Common Stock." There are 40 individual shareholders of our common stock, without aggregating family or related party units.

         In connection with our organization on February 8, 2002, 3,100,000 restricted shares of our common stock were issued to five accredited investors as founders' shares. These shares were issued to the following individuals and companies, in the following respective amounts: 500,000 to Mr. Bernsen, 1,000,000 to Mr. Edwardes, 100,000 to Mr. Cheung, 1,400,000 to Sinlex Finance Ltd. (owned by a family member of Mr. Cheung), and 3,000,000 to Knightrider Investments, Ltd., which is controlled by Mr. John King, who is not affiliated with the company. The shares to Messrs. Bernsen, Edwardes and Cheung were issued in exchange for services provided in relation to the founding of the company, and in lieu of cash compensation for the services that they are providing as officers and/or directors for a period of 12 months. The shares to Knightrider were issued in return for an agreement to assist the Company in expanding into overseas markets and to provide access to financial partners for the clientele of the Company. Each and all of these individuals are either officers and/or directors of the company, or affiliated or otherwise associated with officers and/or directors, and had superior access to all corporate and financial information. No general solicitation, offering or sale was conducted in connection with the issuance of shares.

         Between February 2002 and March 2002, we issued 3,930,000 shares of restricted common stock to 32 investors pursuant to a private placement offering. This transaction was conducted as a private placement under Section 4(2) and Rule 506 of Regulation D of the Securities Act of 1933, as amended. All investors were accredited investors, and the transaction was conducted in full compliance with the requirements of Regulation D. The restricted shares issued were valued at $0.05 per share, for total proceeds of $196,500. All investors are currently identified as the selling shareholders in this prospectus. No general solicitation, offering or sale was conducted in connection with the issuance of shares. No finders or broker-dealers were used in connection with this offering, and all investors were friends and/or family of the founders. All investors had access to information about the company, and all were sophisticated investors or had access to advisors as necessary. The company ensured that all investors were aware that the securities acquired in the transaction were restricted, and cannot be resold without registration under the Securities Act of 1933, as amended, or an exemption therefrom. The company exercised reasonable inquiry to determine that the investor was acquiring the securities for himself or for other persons, executed written subscription agreements prior to sale notifying each investor that the securities have not been registered under the Act and, therefore, cannot be resold unless they are registered under the Act or unless an exemption from registration is available, and ensured that a legend was placed on the certificate or other document that evidences the securities stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities. The decision to register the securities and create a public trading market was made by the company, not the investors, and was not an inducement in the purchase of the securities.

         ITEM 27.  EXHIBITS

Exhibits
--------


3.1      Articles of Incorporation (*)

3.2      Bylaws (*)

5.1      Opinion of Pollet, Richardson & Patel, A Law Corporation

10.1     2002 Equity Incentive Plan (*)

10.2     Script Option Contract with Corbin Bernsen (*)

10.3     Consulting Agreement with Shaun D.C. Edwardes (*)

10.4     Agreement with Erik Espera (*)

10.5     Agreement between EssTec, Inc. and 1st Step

10.6     Form of Stock Purchase Agreement

23.1     Consent of Pollet, Richardson & Patel, A Law Corporation (1)

23.2     Consent of Kabani & Company

--------------------------------------------------------------------------------

         (*) Previously filed with this registration statement


         (1) Included with opinion in Exhibit 5.1



         ITEM 28.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;


         (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and


         (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on November 18, 2002

                                                    1st Step, Inc.

                                                    /s/ Corbin Bernsen
                                                    ----------------------------
                                                    By: Corbin Bernsen
                                                    Its: Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

          SIGNATURE                        TITLE                       DATE

/s/ Corbin Bernsen           Chief Executive Officer, Secretary,    November 18, 2002
---------------------------          Chairman of the Board
Corbin Bernsen


/s/ Bill Cheung              Chief Financial Officer, Director      November 18, 2002
---------------------------  and principal accounting officer
Bill Cheung


/s/ Shaun D.C. Edwardes      Director                               November 18, 2002
---------------------------
Shaun D.C. Edwardes
